HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED

RESTRICTED STOCK AGREEMENT

THIS RESTRICTED STOCK AGREEMENT (this “Agreement”) is dated effective as of August 15, 2001, by and between HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED, a Delaware Corporation (the “Company”), and ERICH A. GEIGER (the “Grantee”):

WHEREAS, the Grantee is an employee of the Company; and

WHEREAS, on August 15, 2001, the Executive Committee of the Company’s Board of Directors (the “Board”) authorized a grant of restricted shares of the Company’s common stock to the Grantee on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of these premises, and the mutual covenants and agreements set forth herein, the Company and the Grantee agree as follows:

1.            Grant of Restricted Shares. The Company hereby grants to Grantee 10,000 shares (the “Restricted Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), subject to the terms and conditions set forth herein. The Restricted Shares are duly authorized, fully paid and nonassessable.

2.            Restriction on Transfer of Restricted Shares. Restricted Shares may not be transferred, sold, pledged, exchanged, assigned or otherwise encumbered or disposed of by the Grantee unless and until that date when such Restricted Shares become nonforfeitable in accordance with Section 3 hereof (the “Vesting Date”).  Any purported transfer, encumbrance or other disposition of the Restricted Shares in violation of this Section 2 shall be null and void, and the other party to any such purported transaction shall not obtain any rights or interest in the Restricted Shares.

Vesting of Restricted Shares.

(a) 2,500 Restricted Shares shall become nonforfeitable on each of August 15, 2002, August 15, 2003, August 15, 2004, and August 15, 2005; provided, that on the applicable date the Grantee has remained in the continuous employment of the Company or a Subsidiary (as defined in Section 12 hereof). For the purposes of this Agreement, the continuous employment of the Grantee with the Company or a Subsidiary shall not be deemed to have been interrupted, and the Grantee shall not be deemed to have ceased to be an employee of the Company or a Subsidiary, by reason of (i) the transfer of his employment among the Company and its Subsidiaries, or (ii) a leave of absence approved by the Board.

(b) Notwithstanding the provisions of Section 3(a) hereof, all of the Restricted Shares shall immediately become nonforfeitable upon the occurrence of a Change in Control of the Company. For purposes of this Section 3(b) a “Change in Control of the Company” means the first occurrence of any of the following events:

(i)            The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (each, a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the “Voting Stock”); provided, however, that for purposes of this Section 3(b)(i), the following acquisitions shall not constitute a Change in Control: (A) any issuance of Voting Stock directly from the Company that is approved by the Incumbent Board (as defined in Section 3(b)(ii), below), (B) any acquisition by the Company or a Subsidiary of Voting Stock, (C) any acquisition of Voting Stock by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, or (D) any acquisition of Voting Stock by any Person pursuant to a Business Combination that complies with clauses (A), (B) and (C) of Section 3(b)(iii), below; or

(ii)            The individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a Director after the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least two-thirds of the Directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be deemed to have been a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest (within the meaning of Rule 14a-11 of the Exchange Act) with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii)            consummation of a reorganization, merger or consolidation, a sale or other disposition of all or substantially all of the assets of the Company, or similar transaction (each, a “Business Combination”), unless, in each case, immediately following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners of Voting Stock of the Company immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding shares of Voting Stock of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries), (B) no Person (other than the Company, such entity resulting from such Business Combination, or any employee benefit plan (or related trust) sponsored or maintained by the Company, any Subsidiary or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 25% or more of the combined voting power of the then outstanding shares of Voting Stock of the entity resulting from such Business Combination, and (C) at least a majority of the members of the Board of Directors of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(iv)            approval by the shareholders of the Company of a complete liquidation or dissolution of the Company, except pursuant to a Business Combination that complies with clauses (A), (B) and (C) of Section 3(b)(iii).

(c)            Notwithstanding the provisions of Section 3(a) hereof, the Board may, in its sole discretion, determine that all or any portion of the Restricted Shares that are otherwise forfeitable shall immediately become nonforfeitable if the Grantee (i) should die or become permanently disabled while in the employ of the Company or a Subsidiary or (ii) should retire under a retirement plan of the Company or a Subsidiary at or after the earliest voluntary retirement age provided for in such retirement plan or at an earlier age with the consent of the Board.

4. Forfeiture of Restricted Shares.

(a) Any Restricted Shares that have yet to become nonforfeitable in accordance with Section 3 hereof shall automatically and without any further action be forfeited to the Company if the Grantee ceases for any reason to be employed by the Company or a Subsidiary at any time prior to August 15, 2005, unless the Board determines to provide otherwise in accordance with Section 3(c) hereof.

(b) In the event that the Grantee commits an act that the Board determines to have been intentionally committed and materially inimical to the interests of the Company, any Restricted Shares that are forfeitable in accordance with this Agreement as of the time of the commission of that act shall as of such time be automatically and without any further action forfeited to the Company, notwithstanding any other provision of this Agreement. In the event of a forfeiture, the certificates representing the Restricted Shares that have not become nonforfeitable in accordance with Section 3 hereof shall be cancelled.

5.            Dividend, Voting and Other Rights. The Grantee shall have all of the rights of a stockholder with respect to the Restricted Shares, including the right to vote the Restricted Shares and receive any dividends that may be paid thereon; provided, however, that any additional shares of Common Stock or other securities that the Grantee may become entitled to receive pursuant to any stock dividend, stock split, combination of shares, merger consolidation, recapitalization, reorganization or any other change in the capital structure of the Company shall be subject to the same restrictions as the Restricted Shares.

6.            Repurchase of the Restricted Shares by the Company.

(a) The Grantee may request in writing (a “Repurchase Request”) that the Company repurchase from the Grantee any nonforfeitable Restricted Shares during the applicable Repurchase Period (as defined in this Section 6). The per share purchase price to be paid by the Company for any nonforfeitable Restricted Shares subject to a Repurchase Request shall be the closing sales price of the Common Stock as reported on the New York Stock Exchange on the date the Company receives the Repurchase Request. The Company shall pay the applicable repurchase price for such Restricted Shares to the Grantee in cash within 10 business days from the date the Company receives the Repurchase Request. For purposes of this Section 6, the term “Repurchase Period” shall mean the period from the Vesting Date of such Restricted Shares to the earlier of (a) the first date upon which such Restricted Shares may be sold pursuant to Rule 144 under the Securities Act of 1933, as amended, or any successor regulation (the “Securities Act”) and all applicable state securities laws (“Blue Sky Laws” and, collectively with the Securities Act, the “Securities Laws”), and (b) the first anniversary of the Vesting Date with respect to such Restricted Shares.

(b) Notwithstanding anything in Section 6(a) to the contrary, the Company may decline to repurchase of any Restricted Shares in the event that the Company reasonably determines that any such repurchase would (i) violate any applicable federal or state securities or other laws, or (ii) result in any breach or other default under any agreement (including any bank credit agreement, indenture, note or similar agreement) to which the Company is a party.

7.            Retention of Stock Certificates by the Company.

(a) The Restricted Shares shall be represented by four stock certificates issued by the Company (each, a “Certificate”) and registered in the name of the Grantee, with each Certificate representing 2,500 Restricted Shares.

(b) Each Certificate shall conspicuously bear a restrictive legend as follows:

(i)            During the period from the date hereof to the Vesting Date applicable to the Restricted Shares represented by a Certificate, that Certificate shall bear the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS (“BLUE SKY LAWS”) AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF WITHOUT REGISTRATION UNDER THE SECURITIES ACT AND ALL APPLICABLE BLUE SKY LAWS, UNLESS SUCH OFFER, SALE, TRANSFER, PLEDGE OR OTHER DISPOSITION IS EXEMPT FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO RESTRICTIONS ON SALE, TRANSFER, PLEDGE OR OTHER DISPOSITION SET FORTH IN THAT CERTAIN RESTRICTED STOCK AGREEMENT BETWEEN ERICH A. GEIGER AND THE ISSUER, DATED EFFECTIVE AS OF AUGUST 15, 2001.

(ii)            At any time after the Vesting Date applicable to the Restricted Shares represented by a Certificate, the Grantee may request that the Company cancel that Certificate and replace that Certificate with a Certificate bearing the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS (“BLUE SKY LAWS”) AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF WITHOUT REGISTRATION UNDER THE SECURITIES ACT AND UNDER ALL APPLICABLE BLUE SKY LAWS OR UNLESS SUCH OFFER, SALE, TRANSFER, PLEDGE OR OTHER DISPOSITION IS EXEMPT FROM REGISTRATION THEREUNDER.

(c) Each Certificate shall be held in custody by the Company, together with stock powers endorsed in blank by the Grantee with respect thereto, until the Vesting Date applicable to the Restricted Shares represented by that Certificate.

(d) At such time as the Company determines, with the advice of counsel, that any Restricted Shares are transferable by the Grantee pursuant to this Agreement and without violation of any federal or state securities or other laws, the Grantee may request that the Company cancel the Certificate representing such Restricted Shares and replace that Certificate with a Certificate free of any legend.

Compliance with Law. The Grantee hereby represents and warrants to the Company that as of the date hereof:

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(i) The Grantee is an “accredited investor” for purposes of the Securities Act;

(ii) The Grantee is acquiring the Restricted Shares for his own account and not with a view to, or for resale in connection with, any distribution or public offering of the Restricted Shares; and

(iii) The Grantee understands that the Restricted Shares may only be disposed of in accordance with the terms and conditions of this Agreement and pursuant to an effective registration statement filed under the Securities Act, or pursuant to a transaction that is exempt from or not subject to the registration requirements of the Securities Laws.

9.            Withholding Taxes. If the Company shall be required to withhold any federal, state, local or foreign tax in connection with any issuance or vesting of the Restricted Shares or other securities pursuant to this Agreement, it shall be a condition to the issuance or vesting that the Grantee pay to the Company the tax required to be withheld or make provisions that are satisfactory to the Company for the payment thereof. The Grantee may elect to satisfy all or any part of any such withholding obligation by surrendering to the Company a portion of the nonforfeitable Restricted Shares that are issued to the Grantee hereunder, and such Restricted Shares so surrendered by the Grantee shall be credited against any such withholding obligation at the market value per share of such Restricted Shares on the date of such surrender.

10.            Right to Terminate Employment. No provision of this Agreement shall limit in any way whatsoever any right that the Company or a Subsidiary may otherwise have to terminate the employment of the Grantee at any time.

11.            Definition of Subsidiary. For the purposes of this Agreement, the term “Subsidiary” means any corporation in which the Company directly or indirectly owns or controls more than 50% of the total combined voting power of all classes of stock issued by the corporation.

12. Communications.

(a) All notices, demands and other communications required or permitted hereunder, or designated to be given with respect to the rights or interests covered by this Agreement, shall be deemed to have been properly given or delivered when delivered personally or sent by certified or registered mail, return receipt requested, U.S. mail or reputable overnight carrier with full postage prepaid and addressed to the parties as follows:

(i)            If to the Company, to:               1101 Pennsylvania Avenue, N.W.

Suite 1010

Washington, D.C. 20004

Attention: Vice President - Financial Operations.

(ii)            If to the Grantee, to Grantee’s address shown beneath his signature on the signature page of this Agreement.

(b) Either the Company or the Grantee may change its above designated address by written notice to the other, consistent with this Section 12, specifying such new address.

13. Amendment. this Agreement may be amended, but only in a writing signed by each of the Company and the Grantee.

14. Integration. This Agreement embodies the entire agreement and understanding of the parties hereto with respect to the Restricted Shares, and supersedes any prior understandings or agreements, whether written or oral, with respect to the Restricted Shares.

15. Severability. In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof and the remaining provisions hereof shall continue to be valid and fully enforceable.

16. Governing Law. This agreement is made under, and shall be construed in accordance with, the laws of the State of Delaware.

17. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, this Agreement is executed by the Company and the Grantee effective as of the day and year first above written.

HARMAN INTERNATIONAL INDUSTRIES,
INCORPORATED
By: /s/ Harman International Industries, Inccorporated

The undersigned Grantee hereby acknowledges receipt of an executed original of this Restricted Stock Agreement and accepts the Restricted Shares subject to the applicable terms and conditions hereinabove set forth.

/s/ Erich A. Geiger
Erich A. Geiger

Name:              Dr. Erich A. Geiger
Address: 8323 Octillo Court
Naples, Florida 34113